Exhibit 99.1

Investor Relations Contact:	Public Relations Contact:
Randi Paikoff Feigin Tel: 408-745-2371 randi@juniper.net	Kathy Durr Tel: 408-745-5058 kdurr@juniper.net

Juniper Networks, Inc. Reports Q1’06 Financial Results
Q1’06 Net Revenue of $566.7M, up 26% from Q1’05; GAAP EPS $0.13;
Non-GAAP EPS up 20% to $0.19 from Q1’05

SUNNYVALE, CA – April 19, 2006 — Juniper Networks, Inc. (NASDAQ: JNPR) today reported its results for the first quarter ended March 31, 2006.

Net revenues for the first quarter of 2006 were $566.7 million, compared with $449.1 million for the first quarter of 2005, an increase of 26 percent.

With the adoption of Statement of Financial Accounting Standards No. 123R (FAS 123R) as of January 1, 2006, Juniper is reporting stock-based compensation expense in its generally accepted accounting principles (GAAP) results for the first time. Net income on a GAAP basis for the first quarter of 2006 was $75.8 million or $0.13 per share, compared with a GAAP net income of $75.4 million or $0.13 per share for the first quarter of 2005. Non-GAAP net income for the first quarter of 2006 was $113.4 million or $0.19 per share, compared with non-GAAP net income of $91.9 million or $0.16 per share for the first quarter of 2005. The reconciliation between non-GAAP and GAAP net income is provided in a table immediately following the Non-GAAP Condensed Consolidated Statements of Operations.

For comparative purposes, net income excluding stock-based compensation for the first quarter of 2006 was $91.9 million or $0.15 per share, compared with a net income excluding stock-based compensation of $77.8 million or $0.13 per share for the first quarter of 2005. The reconciliation between net income excluding stock-based compensation and GAAP net income is provided in a table below the Condensed Consolidated Statements of Operations.

Net cash flows from operations for the first quarter of 2006 were $83.0 million, compared to cash provided by operations of $134.4 million for the first quarter of 2005. For comparative purposes, non-GAAP cash flows from operations in the first quarter of 2006 were $139.1 million including the tax benefit from the exercise of employee stock options which were previously included in the operating cash flows. As a result of the adoption of FAS 123R, tax benefits from the exercise of employee stock options totaling $56.1 million are included in cash flows from financing activities. The reconciliation between non-GAAP and GAAP cash flows from operations is provided in a table immediately following the Condensed Consolidated Statements of Cash Flows.

Capital expenditures and depreciation during the first quarter of 2006 were $18.2 million and $17.2 million, respectively.

“The first quarter reflected the continuing acceptance of Juniper’s product portfolio with both our enterprise and service provider customers,” commented Scott Kriens, chairman and CEO, Juniper Networks.  “We will intensify our focus on execution in order to capitalize in an environment where our capabilities and the market requirements are aligning more clearly than ever before.”

Juniper’s ongoing focus on serving the needs of its global service provider and enterprise customers was reflected in a number of key accomplishments this quarter.

•	Juniper continued to support its service provider customers as they transition to Next Generation Network infrastructures. China Telecom Shanghai and Cox Communications, for example, chose the T-series to provide the performance, reliability and scale to support the build-outs of their core IP infrastructures, while BT is deploying Juniper at both the core and the edge of its 21st Century Network. IPTV continued to drive demand for Juniper products. Working side by side with its partner, Siemens, Juniper garnered wins at T-Com and Fastweb in Europe. In addition, Juniper remains the sole sourced provider for the world’s largest IPTV network, PCCW. Juniper was also chosen by Germany’s leading TV station, RTL, to ensure quality of service and scalability for live broadcast content, via the M-series, multi-service edge router.

•	On the enterprise side Juniper saw solid demand across the portfolio. Sharper Image, for example is deploying Juniper’s Firewall/IPSec VPNs, SSL VPNs and WX appliances as it redesigns its network to increase performance, security and meet government mandates. Other key wins include Sara Lee, Canada’s Globe and Mail, Daimler Chrysler, the North Atlantic Treaty Organization (NATO), which is securing its global network with Juniper’s IDP solutions and the US Air force.

•	Juniper’s innovation engine continued this quarter with the delivery of the Secure Services Gateway (SSG), a new line of high performance firewall/VPN platforms with integrated local-area and wide-area interfaces. Strong customer traction has validated Juniper’s strategy of delivering integrated branch solutions with no compromise between security and performance.

Juniper Networks will host a conference call web cast today, April 19, 2006 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet http://www.juniper.net/company/investor/conferencecall.html. The conference call will be archived on the Juniper Networks website until May 19, 2006. A replay will be accessible by telephone on April 19, 2006 after 4:00 p.m. Pacific Time through April 26, 2006 by dialing 800-633-8284 (or 402-977-9140), reservation number, 21288675. The replays will be available 24 hours/day, including weekends.

About Juniper Networks, Inc.

Juniper Networks is the leader in enabling secure and assured communications over a single IP network. The company’s purpose-built, high performance IP platforms enable customers to support many different services and applications at scale. Service providers, enterprises, governments and research and education institutions worldwide rely on Juniper Networks to deliver products for building networks that are tailored to the specific needs of their users, services and applications. Juniper Networks’ portfolio of proven networking and security solutions supports the complex scale, security and performance requirements of the world’s most demanding networks. Additional information can be found at www.juniper.net.

Juniper Networks is a registered trademarks of Juniper Networks, Inc. in the United States and other countries.

This release includes non-GAAP net income, non-GAAP net income per share data and other non-GAAP line items from the Condensed Consolidated Statements of Operations and Condensed Consolidated Statements of Cash Flows, including operating expenses, other income and expenses, income before income taxes, provision for income taxes and net income and cash flows from operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance and our prospects for the future. Juniper Networks believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to its financial condition and results of operations, in particular by excluding certain expense and income items that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting For its internal budgeting and planning, Juniper Networks’ management uses financial statements that do not include employee stock-based compensation; amortization of purchased intangible assets; in-process research and development; restructuring, impairment and related charges; integration costs; patent cross licensing expense; gain (loss) on investments; and the income tax effects of the foregoing, as applicable. Juniper Networks’ management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in determining objectives for compensation programs or reviewing the financial results of Juniper Networks.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005

Net revenues:
Product	$474,125	$392,280
Service	92,589	56,832
Total net revenues	566,714	449,112

Cost of revenues:
Product	140,995	112,555
Service	43,952	31,099
Total cost of revenues	184,947	143,654
Gross margin	381,767	305,458

Operating expenses:
Research and development	113,688	78,135
Sales and marketing	129,429	92,111
General and administrative	23,099	15,741
Amortization of purchased intangibles	23,221	18,541
Special charges	1,404	–
Total operating expenses	290,841	204,528
Operating income	90,926	100,930
Interest and other income	20,767	11,077
Interest and other expense	(1,089)	(779)
Income before income taxes	110,604	111,228
Provision for income taxes	34,841	35,793
Net income	$75,763	$75,435

Net income per share:
Basic	$0.13	$0.14
Diluted	$0.13	$0.13

Shares used in computing net income per share:
Basic	565,927	542,651
Diluted	603,589	587,659

Certain prior period amounts have been reclassified to conform to the current period presentation.

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended
	March 31,
	2006	2005
Cost of revenues – Product	$487	$75
Cost of revenues – Service	1,396	384
Research and development	10,013	2,007
Sales and marketing	7,627	683
General and administrative	3,542	274
Total	$23,065	$3,423

Juniper Networks, Inc.
Condensed Non-GAAP Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005

Net revenues:
Product	$474,125	$392,280
Service	92,589	56,832
Total net revenues	566,714	449,112

Cost of revenues:
Product	139,139	112,480
Service	42,556	30,715
Total cost of revenues	181,695	143,195
Gross margin	385,019	305,917

Operating expenses:
Research and development	103,675	76,128
Sales and marketing	121,802	91,428
General and administrative	19,557	15,467
Total operating expenses	245,034	183,023
Operating income	139,985	122,894
Interest and other income	20,767	11,077
Interest and other expense	(1,089)	(779)
Income before income taxes	159,663	133,192
Provision for income taxes	46,302	41,290
Net income	$113,361	$91,902

Net income per share:
Basic	$0.20	$0.17
Diluted	$0.19	$0.16

Shares used in computing net income per share:
Basic	565,927	542,651
Diluted	603,589	587,659

Juniper Networks, Inc.
Reconciliation between GAAP to non-GAAP Net Income
(in thousands)

	Three Months Ended
	March 31,
	2006	2005
Non-GAAP net income	$113,361	$91,902
Amortization of purchased intangibles	(24,590)	(18,541)
Stock-based compensation	(23,065)	(3,423)
Special charges	(1,404)	–
Income tax effect	11,461	5,497
Net income	$75,763	$75,435
Diluted Non-GAAP net income per share	$0.19	$0.16
Diluted net income per share	$0.13	$0.13

Juniper Networks, Inc.
Net Income, excluding Stock-based Compensation Expense
(in thousands)

	Three Months Ended
	March 31,
	2006	2005
Net income	$75,763	$75,435
Stock-based compensation expense	23,065	3,423
Income tax effect	(6,920)	(1,027)

Stock-based compensation expense, net of tax	$16,145	$2,396

Net income, excluding stock-based compensation expense, net of tax	$91,908	$77,831

Diluted net income per share	$0.13	$0.13

Diluted net income per share, excluding stock-based compensation expense	$0.15	$0.13

Juniper Networks, Inc.
Net Product Revenue by Operating Segment
(in thousands)

	Three Months Ended
	March 31,
	2006	2005
Infrastructure	$363,004	$304,131
Service Layer Technologies	111,121	88,149
Total	$474,125	$392,280

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2006	December 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$904,295	$918,401
Short-term investments	510,606	510,364
Accounts receivable, net of allowance for doubtful of accounts	304,750	268,907
Deferred tax assets	92,539	74,108
Prepaid expenses and other current assets	41,382	46,676
Total current assets	1,853,572	1,818,456
Property and equipment, net	321,388	319,885
Investments	623,269	618,342
Restricted cash	59,894	66,074
Goodwill	4,904,306	4,904,239
Purchased intangible assets, net	245,332	269,921
Other long-term assets	28,003	29,682
Total assets	$8,035,764	$8,026,599
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$160,278	$165,172
Accrued compensation	68,942	97,738
Accrued warranty	28,416	28,187
Deferred revenue	240,344	213,482
Income taxes payable	65,617	56,360
Other accrued liabilities	67,779	66,461
Total current liabilities	631,376	627,400
Deferred revenue	53,486	39,330
Other long-term liabilities	31,359	60,200
Long-term debt	399,944	399,959
Commitments and contingencies
Stockholders’ equity	6,919,599	6,899,710
Total liabilities and stockholders’ equity	$8,035,764	$8,026,599

Juniper Networks, Inc.
Cash and Cash Equivalents and Investments
(in thousands)

	March 31, 2006	December 31, 2005
Cash and cash equivalents	$904,295	$918,401
Short-term investments	510,606	510,364
Long-term investments	623,269	618,342
Total Cash and cash equivalents and Investments	$2,038,170	$2,047,107

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2006	2005

OPERATING ACTIVITIES:
Net income	$75,763	$75,435

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	41,828	30,276
Stock-based compensation	23,065	3,423
Non-cash portion of debt issuance costs and disposal of property and equipment	363	363
Tax benefit of employee stock option plans	—	28,910

Changes in operating assets and liabilities:
Accounts receivable, net	(35,437)	2,517
Prepaid expenses and other assets	(11,585)	(19,601)
Accounts payable	(5,149)	(7,167)
Accrued compensation	(28,797)	(27,618)
Accrued warranty	444	(691)
Other accrued liabilities	(18,511)	1,793
Deferred revenue	41,018	46,749
Net cash provided by operating activities	83,002	134,389

INVESTING ACTIVITIES:
Purchases of property and equipment, net	(18,228)	(22,549)
Purchases of available-for-sale investments	(132,949)	(235,235)
Maturities and sales of available-for-sale investments	126,733	191,422
Decrease (increase) in restricted cash	6,180	(73)
Minority equity investments	(90)	(968)
Net cash used in investing activities	(18,354)	(67,403)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	51,521	39,380
Retirement of common stock	(186,388)	—
Tax benefit of employee stock option plans	56,113	—
Net cash (used in) provided by financing activities	(78,754)	39,380
Net (decrease) increase in cash and cash equivalents	(14,106)	106,366
Cash and cash equivalents at beginning of period	918,401	713,182
Cash and cash equivalents at end of period	$904,295	$819,548

Juniper Networks, Inc.
Reconciliation between GAAP to non-GAAP Cash Flows from Operations
(in thousands)

	Three Months Ended
	March 31,
	2006	2005
GAAP cash flows from operations	$83,002	$134,389
Tax benefit of employee stock option plans	56,113	—

Non-GAAP cash flows from operations	$139,115	$134,389